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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

             Current Report Filed Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                 Date of Report
                (Date of earliest event reported): April 15, 1999

                                 FORCENERGY INC
                              Debtor-In-Possession
             (Exact name of registrant as specified in its charter)



            Delaware                       0-26444                      65-0429338
(State or other jurisdiction of    (Commission File Number)         (I.R.S. Employer
incorporation or organization)                                      Identification No.)


                         2730 S.W. 3rd Avenue, Suite 800
                            Miami, Florida 33129-2356
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (305) 856-8500
                         (Registrant's telephone number,
                              including area code)

                      ------------------------------------

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ITEM 3. OTHER EVENTS

         On March 21, 1999 (the "Petition Date"), Forcenergy Inc.
("Forcenergy") and its wholly-owned subsidiary, Forcenergy Resources, Inc. ("Resources"), each filed separate petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), 11 U.S.C. Section 101 ET SEQ., with the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Court"), under Case Nos. 99-11391 "A" and 99-11392 "A", respectively. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, Forcenergy and Resources are continuing to operate their businesses and manage their properties as debtors-in-possession. To date, no trustee or examiner has been appointed in these bankruptcy cases.

         Following the Petition Date, Forcenergy and Resources filed their Emergency Motion for Interim Order Authorizing Use of Cash Collateral (the "Cash Collateral Motion"), pursuant to which Forcenergy and Resources sought the use of various purported secured parties' cash collateral in on-going operations. On March 22, 1999, the Bankruptcy Court signed a Preliminary Order Authorizing Use of Cash Collateral (the "Preliminary Cash Collateral Order"), thereby authorizing Forcenergy's and Resource's use of cash collateral in accordance with a budget attached thereto. Thereafter, on March 29, 1999 and April 9, 1999, the Bankruptcy Court conducted further hearings on Forcenergy's and Resource's continued use of cash collateral. Upon the conclusion of those hearings, the Bankruptcy Court entered its Second Preliminary Order Authorizing Use of Cash Collateral (the "Second Preliminary Order") and its Third Preliminary Order Authorizing Use of Cash Collateral (the "Third Preliminary Order"), respectively. By virtue of the Preliminary Cash Collateral Order, the Second Preliminary Order and the Third Preliminary Order, Forcenergy and Resources have been granted authority to use cash collateral in their on-going business operations in accordance with budgets attached to each of those orders. A further hearing on Forcenergy's and Resource's continued use of cash collateral is presently scheduled for April 23, 1999.

         Forcenergy is presently in negotiations with a number of potential lenders to provide debtor-in-possession financing. The terms of such financing have not been finalized as of this date, although Forcenergy anticipates selecting a debtor-in-possession lender and finalizing the terms of a debtor-in-possession financing facility in the near future. Thereafter, Forcenergy will seek Bankruptcy Court approval of the debtor-in-possession financing facility.

         Presently, Forcenergy and Resources are operating pursuant to the Third Preliminary Order and the budget attached thereto. To the extent that on-going expenses are within the ordinary course of business, and reflected on the budget, Forcenergy and Resources are permitted to make such expenditures without further Bankruptcy Court order. Any expenditure, however, that is outside the ordinary course of business, or that is not reflected on the budget, must be specifically authorized by the Bankruptcy Court. The procedures for payment of such expenses may be further specified in a debtor-in-possession financing facility.


         On March 31, 1999 the Company filed Form 12B-25 extending the time to file the Annual Report on Form 10-K for the year ended December 31, 1998. The extension of time was required because the Chapter 11 filing has imposed certain difficulties on the Company in obtaining information and resolving uncertainties (among other things, authorization by the bankruptcy court of the employment of PricewaterhouseCoopers, LLP, the Company's independent auditors) necessary to complete the Form 10-K.

         Additionally, as of the date of the 12B-25 filing, Forcenergy's counsel transmitted a letter to the staff of the Securities and Exchange Commission's Division of Corporation Finance (the "Staff") requesting confirmation of its position that a company in Chapter 11 bankruptcy may file its monthly reports to the bankruptcy court with the Securities and Exchange Commission on Form 8-K within 15 calendar days of their submission to the court in lieu of filing Form 10-K and Form 10-Q reports. At the date of this Form 8-K filing, the Staff has yet to confirm this position.

         Pending the filing of Form 10-K and/or the Staff's response to the aforementioned letter from counsel the Company submits the following summary of the year ended December 31, 1998 results. The Company does intend to finalize and file the Form 10-K upon obtaining accurate information and the resolution of uncertainties.

                                 FORCENERGY INC
                             (DEBTOR-IN-POSSESSION)
                    RESULTS FOR YEAR ENDED DECEMBER 31, 1998


FINANCIAL RESULTS

         Forcenergy Inc reported a net loss of $39.5 million, or $1.59 per share for the year ended December 31, 1998, exclusive of a non-cash impairment of oil and gas assets, compared with net income of $28.0 million, or $1.21 per share for the 1997 year, also exclusive of a non-cash impairment of oil and gas assets. Also exclusive of the impairment provision for each period, the net loss for the fourth quarter of 1998 was $19.7 million, or $.80 per share, compared to income of $9.1 million, or $.37 per share for the 1997 quarter. Recognized in the fourth quarter of 1998 and 1997 were $275.0 million and $162.8 million, respectively in non-cash (after-tax) impairments of oil and gas assets under the full cost accounting rules mandated by the Securities and Exchange Commission. The net losses for the years 1998 and 1997, inclusive of the impairment provisions, were $314.5 million and $134.8 million, or $12.65 and $5.83 per share, respectively. Inclusive of the impairment provision the net losses recorded in the fourth quarter of 1998 and 1997 were $294.7 million and $153.7 million, or $11.92 and $6.25 per share, respectively.

 Revenues for the year 1998 were $273.5 million compared to $284.2 million in 1997. Revenues for the fourth quarter of 1998 were $62.9 million compared to $85.5 million in the 1997 quarter. Discretionary cash flow for 1998 was $103.9 million compared to $155.5 million in 1997, or $4.11 and $6.36 per share-diluted, respectively. In the 1998 fourth quarter, discretionary cash flow was $18.8 million, or $.76 per share, compared to $46.6 million, or $1.79 per share-diluted, for the 1997 fourth quarter. The decreases in revenue and discretionary cash flow for the quarter and year periods were attributable to precipitous declines in the realized prices for oil and natural gas that were only partially offset by production increases. Average realized prices per barrel equivalent (inclusive of hedging results) declined 19% (to $12.79 per BOE) for the year and 26% (to $12.32 per BOE) for the 1998 quarter.

         Included in the fourth quarter 1998 and 1997 results, and results for both years, were $275 million and $162.8 million ($200 million pre-tax) in non-cash after-tax impairments of oil and gas assets under the "ceiling test" provisions of the full cost accounting rules for oil and gas companies. Under these rules mandated by the Securities and Exchange Commission, to the extent the carrying cost of the Company's oil and gas assets associated with its proved reserve base exceeds the discounted present value of its proved reserves(as of the valuation date, held constant), that difference must be recognized as an additional charge to depletion/depreciation expense in that quarter. Because of the steep decline in oil and gas prices from year-end 1996 to year end 1997, and further from year-end 1997 to year-end 1998, the Company's capitalized cost exceeded the discounted present value of its proven reserves resulting in the impairments.

OPERATING RESULTS

         On an equivalent barrel basis, production for the year increased 20% to 21,313 thousand barrels of oil equivalent ("MBOE") (58.4 MBOE per day), while fourth quarter production remained relatively flat at 5,099 MBOE (55.5 MBOE per day) for the 1998 quarter. The production increase for the year resulted from new production associated with the 1998 and 1997 drilling programs, the West McArthur River (Cook Inlet, Alaska) and the Convest/Edisto acquisitions in June and October 1997, respectively, and a series of smaller acquisitions in 1998. Production for the 1998 fourth quarter was flat with the 1997 quarter primarily because of normal field decline in the Gulf of Mexico wells that was not replaced because of the severely restricted drilling programs in the last half of 1998. Lease operating expenses per BOE increased 8% to $4.66 and $5.07 per BOE for the year and fourth quarter of 1998, respectively. This increase was attributable to slightly higher lease operating expenses associated with new properties acquired in late 1997 and early 1998 and to higher 1998 workover expenses.

                                 FORCENERGY INC
                             (DEBTOR-IN-POSSESSION)
                             SUMMARY OPERATING DATA



                                               THREE MONTHS ENDED                         YEAR ENDED
                                                   DECEMBER 31,                            DECEMBER 31,
                                             ---------------------                   ---------------------
                                               1998          1997      % CHANGE        1998         1997       % CHANGE
                                             -------       -------     --------      --------     --------     --------
LIQUIDS PRODUCTION (MBbl):
     Gulf of Mexico.................             827         1,202     (31)%           3,576         4,400      (19)%
     Alaska.........................             790           659       20%           3,068         2,618        17%
     Onshore........................             482           425       13%           1,866         1,192        57%
     International..................              --            --       --                3            --       N/M
         Total......................           2,099         2,286      (8)%           8,513         8,210         4%

LIQUID PRICES
Average field price per Bbl of liquids:
     Gulf of Mexico.................        $  11.75      $  17.43     (33)%        $  12.94      $  18.52      (30)%
     Alaska.........................        $   8.28      $  15.03     (45)%        $   9.97      $  16.10      (38)%
     Onshore........................        $   9.43      $  17.02     (45)%        $  11.70      $  17.71      (34)%
         Total......................        $   9.91      $  16.65     (40)%        $  11.59      $  17.70      (35)%
Average price per Bbl of liquids
  (net of hedging)..................        $  11.60      $  16.62     (30)%        $  12.54      $  17.34      (28)%
Average NYMEX.......................        $  12.87      $  20.34     (37)%        $  15.74      $  20.71      (24)%

GAS PRODUCTION (Mmcf):
     Gulf of Mexico.................          16,243        15,344        6%          70,046        52,269        34%
     Onshore........................           1,758         1,612        9%           6,753         5,468        24%
         Total......................          18,001        16,956        6%          76,799        57,737        33%



GAS PRICES
Average field price per Mcf of gas:
    Gulf of Mexico.................         $   2.03      $   3.00     (32)%        $   2.07      $   2.58      (20)%
    Onshore........................         $   1.74      $   2.89     (40)%        $   1.90      $   2.27      (16)%
         Total.....................         $   2.00      $   2.99     (33)%        $   2.06      $   2.55      (19)%
Average price per Mcf of gas:
  (net of hedging).................         $   2.02      $   2.76     (27)%        $   2.16      $   2.41      (10)%
Average NYMEX......................         $   2.20      $   2.97     (26)%        $   2.38      $   2.55       (7)%



AVERAGE NET DAILY PRODUCTION:
    Liquids (Bbls).................           22,815        24,848      (8)%          23,323        22,493         4%
    Gas (Mcf)......................          195,663       184,304        6%         210,408       158,184        33%
    Equivalent (BOE)...............           55,426        55,565       --           58,391        48,857        20%



EXPENSES (PER BOE):
     Lease operating................        $   5.07      $   4.69        8%        $   4.66      $   4.33         8%
     General and administrative, net        $    .83      $    .81        2%        $    .81      $    .85       (5)%


                                 FORCENERGY INC
                             (DEBTOR-IN-POSSESSION)
                            CONDENSED FINANCIAL DATA
               (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                THREE MONTHS ENDED                 YEAR ENDED
                                                                   DECEMBER 31,                   DECEMBER 31,
                                                            --------------------------    ---------------------------
STATEMENTS OF OPERATIONS                                       1998            1997           1998           1997
------------------------                                    -----------    -----------    -----------     -----------
REVENUES................................................    $    62,918    $    85,524    $   273,549     $   284,185
EXPENSES:
     Lease operating ...................................         25,842         23,955         99,242          77,174
     Depletion, depreciation and amortization...........         34,928         32,494        145,856         113,347
     Impairment provision...............................        275,000        200,000        275,000         200,000
     Production taxes...................................            841          1,481          4,218           4,791
     General and administrative, net....................          4,249          4,117         17,222          15,244
                                                            -----------    -----------    -----------     -----------
                                                                340,860        262,047        541,538         410,556
                                                            -----------    -----------    -----------     -----------
INCOME FROM OPERATIONS..................................       (277,942)      (176,523)      (267,989)       (126,371)
Interest and other income...............................            530            633          1,572           3,354
Interest expense, net...................................        (13,142)        (9,452)       (48,077)        (32,422)
Income tax benefit (provision)..........................         (4,153)        31,639             --          20,621
                                                            ------------   -----------    -----------     -----------
NET LOSS................................................    $  (294,707)   $  (153,703)   $  (314,494)    $  (134,818)
                                                            ===========    ============   ============    ============
Net loss per share  - basic.............................    $    (11.92)   $     (6.25)   $    (12.65)    $     (5.83)
                    - diluted...........................    $    (11.92)   $     (6.25)   $    (12.65)    $     (5.83)
Weighted average common shares - basic..................         24,716         24,589         24,856          23,142
                               - diluted................         24,716         24,589         24,856          23,142

CONDENSED STATEMENTS OF CASH FLOWS
Net cash provided by operating activities...............    $    42,455    $    61,720    $   144,701     $   177,621
Capital expenditures....................................        (57,450)      (113,864)      (283,475)       (287,229)
Acquisitions............................................            (88)        (7,810)       (53,956)       (119,503)
Net cash provided by other investing
  activities............................................          7,796          5,705         12,875           5,783
Net cash provided by financing activities...............          6,471         66,234        165,497         229,707
                                                            -----------    -----------    -----------     -----------
Net (decrease) increase in cash.........................           (816)        11,985        (14,358)          6,379
Cash at beginning of period.............................          2,506          4,063         16,048           9,669
                                                            -----------    -----------    -----------     -----------
Cash at end of period...................................    $     1,690    $    16,048    $     1,690     $    16,048
                                                            ===========    ===========    ===========     ===========

DISCRETIONARY CASH FLOW.................................    $    18,779    $    46,600    $   103,929     $   155,500
DISCRETIONARY CASH FLOW PER SHARE  - basic..............    $       .76    $      1.90    $      4.18     $      6.72
                                   - diluted............    $       .76    $      1.79    $      4.11     $      6.36



CONDENSED BALANCE SHEETS                                           DECEMBER 31,                   DECEMBER 31,
                                                                       1998                            1997
                                                                  --------------                 -------------
ASSETS
     Current assets.....................................          $       49,791                 $      89,781
     Property, plant and equipment, net.................                 610,948                       713,983
     Other assets.......................................                  17,729                        20,466
                                                                  --------------                 -------------
                                                                  $      678,468                 $     824,230
                                                                  ==============                 =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
     Liabilities subject to compromise..................          $      778,720                 $          --
     Current liabilities not subject to compromise......                      --                       102,675
     Long-term debt not subject to compromise...........                      --                       506,564
     Stockholders' equity (deficit).....................                (100,252)                      214,991
                                                                  --------------                 -------------
                                                                  $      678,468                 $     824,230
                                                                  ==============                 =============


                                 FORCENERGY INC
                             (DEBTOR-IN-POSSESSION)
                                  RESERVE DATA
                                  (UNAUDITED)


RESERVE RECONCILIATION                              OIL               GAS          EQUIVALENT          RESERVE
                                                  (MBBL)            (MMCF)           (MBOE)          REPLACEMENT
                                                  --------          -------        ----------        -----------
January 1, 1998...........................          58,043          380,761           121,503
Acquisitions..............................           3,206           38,081             9,553            45%
Drilling..................................           3,204           47,088            11,052            52%
Revisions.................................          (6,551)         (19,188)           (9,749)          (46)%
Production................................          (8,513)         (76,799)          (21,313)
                                                    ------          --------          -------
January 1, 1999...........................          49,389          369,943           111,046            (9)%
                                                    ======          =======           =======



RESERVE REPLACEMENT                                GULF OF             U.S.
BY REGION (MBOE)                                    MEXICO           ONSHORE           ALASKA          TOTAL
-------------------                                --------          -------           ------         -------
Acquisitions..............................           8,741              812                 0          9,553
Drilling..................................           8,727               --             2,325         11,052
Revisions.................................          (2,296)          (5,018)           (2,435)        (9,749)
                                                    -------          -------           -------        -------
                                                    15,172           (4,206)             (110)        10,856
                                                    ======           =======           =======        ======


COST INCURRED IN OIL AND GAS PRODUCING ACTIVITIES

                                                      1998            1997
                                                  ------------      ----------
Acquisition of properties:
     Proved properties.....................       $  37,880        $  168,450
     Unproved properties...................          17,430            41,907
Exploration costs..........................         158,331           176,543
Development costs..........................         106,601           106,260
                                                 ----------        ----------
          Total............................      $  320,242        $  493,160
                                                 ==========        ==========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               FORCENERGY INC


Date: April 15, 1999



                                               By: /s/ E. Joseph Grady
                                               ---------------------------------
                                               E. Joseph Grady
                                               Vice President, Treasurer and
                                               Chief Financial Officer